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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
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[X] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 PROVANT, INC.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

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[PROVANT LOGO]


                                          NEWS RELEASE
                                          For additional information contact:
                                          David Reno/Susan Burns
                                          Citigate Sard Verbinnen
                                          212-687-8080


                   PROVANT ADDS THREE NEW OUTSIDE DIRECTORS BOSTON, MA - SEPTEMBER 10, 2001 - Provant, Inc. (NASDAQ: POVT), a leading provider of performance improvement training services and products, announced today that its Board of Directors has unanimously elected three new outside directors: Joseph
F. Alibrandi, former Chairman, President and Chief Executive Officer of Whittaker Corporation, a NYSE-listed company; James A. Perkins, former Senior Vice President and Chief Personnel Officer of Federal Express Corporation; and Robert T. Puopolo, Partner and co-founder of Epic Partners, a merchant banking firm focused exclusively on the education and training industry. Alibrandi and Puopolo will also serve on the previously announced Strategic Planning Committee, chaired by John E. Tyson, Chairman of Provant.

John E. Tyson said, "We are pleased to welcome these knowledgeable and prominent leaders from the business community as new outside directors to Provant's Board. They were selected from a slate of nominees for an alternative Board put forward by a group of Provant shareholders, with whom we have reached an amicable agreement. We believe the outstanding experience of these new directors combined with the talents and perspective of our existing directors creates a Board that will greatly contribute to Provant's turnaround and help ensure sustainable, long-term shareholder value. We look forward to working together with our new Board and our management to successfully implement the strategy currently underway."

Joseph F. Alibrandi is currently Chief Executive Officer of Alibrandi Associates, a money management firm. Previously, he served as Chairman, President and Chief Executive Officer of Whittaker Corporation, a NYSE-listed company doing business in the aerospace, defense, steel, chemicals, healthcare, communications equipment and other industries. Prior to joining Whittaker, he was with Raytheon Company, where he managed its missile system division as Senior Vice President. He has served as a member of the Board of Directors of BancAmerica Corporation, Burlington Northern Santa Fe Corp., Jacobs Engineering and as Chairman of the Board of the Federal Reserve Bank of San Francisco. Alibrandi is currently a member of the Board of Directors of Catellus Development and AeroVironment. He holds a B.S. in Mechanical Engineering from Massachusetts Institute of Technology and a Doctorate of Science in Business Administration from Bryant College in Rhode Island.

James A. Perkins recently completed a career that spanned over 25 years with Federal Express Corporation. As Senior Vice President and Chief Personnel Officer, he was responsible for all strategic aspects of personnel for a worldwide workforce of over 147,000 employees operating in 211 countries. During his tenure, Federal Express was recognized frequently in listings of the best places to work in America and for its
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innovative "People" programs. Federal Express was also frequently acknowledged for its leadership in minority employment and listed among the best places to work for minorities and women. Perkins currently is an independent consultant and serves on the Board of Directors of the Boys and Girls Club of Memphis, the National Civil Rights Museum, the National Academy of Human Resources, and Piccadilly Cafeterias Inc. (NYSE: PIC). He holds a Bachelors Degree from Tuskegee University, and attended graduate school at the University of Memphis. He received an Honorary Doctorate of Laws from St. Augustine College in North Carolina.

Robert T. Puopolo has over 20 years of investment banking and private equity experience. He is a Partner and co-founder of Epic Partners, a merchant banking firm focused exclusively on the education and training industry. Previously, Puopolo was a partner at Leeds Equity Partners, the largest private equity firm focused on companies involved in education and training. Prior to his tenure at Leeds, Puopolo was a Managing Director of Oppenheimer & Co., an investment banking firm, where he also served as Group Head of Mergers and Acquisitions. He has served as a director of Paxar Corp., Datamark Inc., and as a director or advisory director of five other private companies. Puopolo holds an A.B. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

Provant's stockholders and other investors are strongly advised to read the proxy statement relating to Provant's 2001 Annual Meeting of Stockholders when it becomes available because it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other related documents filed by Provant with the Securities and Exchange Commission without charge at the Internet website maintained by the Securities and Exchange Commission (http://www.sec.gov). In addition, Provant will mail the proxy statement to each stockholder of record on the record date for the annual meeting of stockholders. Provant also will make additional copies of the proxy statement and any amendments to the proxy statement available without charge to Provant's stockholders. Please direct your request for the proxy statement by writing to the Corporate Secretary of Provant, Inc., 67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110.

Information regarding Provant's directors and executive officers and their direct and indirect interests in the solicitation of proxies in connection with the annual meeting of stockholders, including their ownership of Provant's common stock, will be contained in the definitive proxy statement to be filed by Provant with the Securities and Exchange Commission with respect to the 2001 annual meeting of stockholders.



ABOUT PROVANT

As a leading provider of performance improvement training services and products, Provant helps its clients maximize their effectiveness and profitability by improving the performance of their people. With over 1,500 corporate and government clients, the Company offers blended solutions combining web-based and instructor-led offerings that
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produce measurable results by strengthening the performance and productivity of both individual employees and organizations as a whole.

For the latest Provant news, or to request faxed or mailed information about Provant, call the Company's toll-free shareholder communications service at 1-877-PROVANT. This service is available 24 hours a day, seven days a week. Shareholder information is also available on the World Wide Web at www.provant.com.

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